Calculation of Filing Fee Tables
S-8
I-ON Digital Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	38,000,000	$ 0.14	$ 5,320,000.00	0.0001381	$ 735.00
2	Equity	Series E Convertible Preferred Stock	Other	100,000	$ 145.00	$ 14,500,000.00	0.0001381	$ 2,003.00
Total Offering Amounts:						$ 19,820,000.00		$ 2,738.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,738.00
Offering Note
[1]	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on the exercise price of the options or other rights to acquire shares under the I-ON Digital Corp. 2026 Equity Incentive Plan. To the extent that shares registered hereunder are not subject to outstanding options or other rights with an exercise price, the proposed maximum offering price per share is estimated pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Markets on September 16, 2026.

[2]	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on the exercise price of the options or other rights to acquire shares under the I-ON Digital Corp. 2026 Equity Incentive Plan. To the extent that shares registered hereunder are not subject to outstanding options or other rights with an exercise price, the proposed maximum offering price per share is estimated pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock as reported on the OTC Markets on September 16, 2026. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on the proposed conversion price of the Series E Convertible Preferred Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources